UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

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1 AVX Boulevard    •     Fountain Inn, South Carolina 29644

To our Shareholders:

The Annual Meeting of Shareholders of AVX Corporation (the “Company”), a Delaware corporation, will be held at the Warwick New York Hotel, 65 West 54th Street, New York, NY 10019 on Wednesday, July 23, 2014, at 10:00 a.m., for the following purposes as described in the accompanying proxy statement:

1.	To elect three Class III Director nominees named in the attached proxy statement to our Board of Directors to serve until their terms expire in 2017;

2.	To approve the AVX Corporation 2014 Management Incentive Plan;

3.	To approve the AVX Corporation 2014 Restricted Stock Unit Plan;

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

5.	To ratify the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2015; and

6.	To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record of the Company on May 30, 2014, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Please vote in one of the following ways:

•	Use the toll-free telephone number shown on your proxy card;
•	Visit the website shown on your proxy card to vote via the Internet; or
•	Mark, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

The Company is providing an Annual Report on Form 10-K to shareholders in lieu of a separate annual report.  Our Annual Report on Form 10-K is also available electronically to shareholders on the Company’s website at www.avx.com.

Whether or not you plan to attend the meeting, you are urged to promptly complete, sign, date and return the enclosed proxy card in the envelope provided (or follow the instructions set forth in the enclosed proxy to vote by telephone or the Internet).  Returning your proxy card as described above does not deprive you of your right to attend the meeting and to vote your shares in person.  However, in order to vote your shares in person at the meeting, you must be a shareholder of record or hold a valid proxy from your broker permitting you to vote at the meeting.

Kurt Cummings Corporate Secretary

Greenville, South Carolina
June 6,  2014

YOUR VOTE IS IMPORTANT

PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE, OR USE TELEPHONE OR INTERNET VOTING BEFORE THE ANNUAL MEETING.

THE PROXY STATEMENT OF AVX CORPORATION IS ALSO AVAILABLE AT WWW.PROXYVOTE.COM.

AVX Corporation
1 AVX Boulevard, Fountain Inn, SC 29644

PROXY STATEMENT
Annual Meeting of Shareholders
To be held  Wednesday, July 23,  2014

INTRODUCTION

This Proxy Statement is furnished to the shareholders of AVX Corporation (“AVX” or the “Company”) in connection with the solicitation on behalf of the Board of Directors (the “Board”) of proxies to be used at the Annual Meeting of Shareholders (as may be adjourned or postponed, the “Annual Meeting”) to be held on Wednesday, July 23, 2014, at 10:00 a.m., at Warwick New York Hotel, 65 West 54th Street, New York, NY 10019, and any adjournment or postponement thereof. The Company expects that this Proxy Statement, with the accompanying Notice of Annual Meeting and form of proxy and the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014, will be mailed to shareholders on or about June 10, 2014. The Annual Report on Form 10-K for the fiscal year ended March 31, 2014 is also available to shareholders on the Company’s website at www.avx.com.

Each share of AVX common stock, par value $0.01 per share (the “Common Stock”), outstanding at the close of business on May 30, 2014, will be entitled to one vote on all matters acted upon at the Annual Meeting.  On May 30,  2014,  168,157,105 shares of Common Stock were outstanding.

Shares will be voted in accordance with the instructions indicated in a properly executed proxy.  In the event that voting instructions are omitted on any such proxy, the shares represented by such proxy will be voted as recommended by the Board.  Shareholders have the right to revoke their proxies at any time prior to a vote being taken by: (i) delivering written notice of revocation before the Annual Meeting to the Corporate Secretary at the Company’s principal offices; (ii) delivering a proxy bearing a later date or time than the proxy being revoked; (iii) resubmitting a vote by telephone or Internet (as explained in the proxy voting instructions attached to the proxy card); or (iv) voting in person at the Annual Meeting. You may attend the Annual Meeting and vote in person if you are a shareholder of record on May 30, 2014.  If your shares are held in “street name” by your broker or bank, you may vote your shares in person only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares.  A legal proxy is a written document from your brokerage firm or bank authorizing you to vote the shares it holds in its name.

The presence at the Annual Meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company’s Common Stock entitled to vote shall constitute a quorum for the transaction of business.  The election of directors shall be determined by a plurality of the votes of shareholders of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting.  The approval of the AVX Corporation 2014 Management Incentive Plan, the AVX Corporation 2014 Restricted Stock Unit Plan, the advisory vote on the compensation of the Company’s named executive officers, and the ratification of the appointment of PricewaterhouseCoopers, LLP shall be decided by a majority of the votes cast by the holders of the Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.  Proxies indicating shareholder abstentions will, in accordance with Delaware law, be counted as represented at the Annual Meeting for purposes of determining whether there is a quorum present. Abstentions will also be counted as a vote cast on any proposal (other than the election of directors) and, accordingly, will have the effect of a vote against the proposal.  Shares represented by “broker non-votes” (i.e., shares held by brokers or nominees that are represented at a meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum, but will not be voted on such matter and will not be counted for purposes of determining the number of votes cast on such matter.

The Company has been informed by the Trustee for the Company’s retirement plans that shares of Common Stock held by the Trustee for such plans will be voted by the Trustee in accordance with instructions received from the participants, and if no instructions are received with respect to any shares, such shares will be voted in the same proportion as shares for which instructions are received from other participants in the plan.

At the date of this Proxy Statement, management does not know of any matter to be brought before the Annual Meeting for action other than the matters described in the Notice of Annual Meeting and matters incident thereto.  If any other matters should properly come before the Annual Meeting, the holders of the proxies will vote and act with respect to such matters in accordance with their best judgment.  Discretionary authority to do so is conferred by the proxy.

Holders of our Common Stock are not entitled to dissenters’ rights or appraisal rights with respect to the proposals to be considered at the Annual Meeting.

PROPOSAL I
ELECTION OF DIRECTORS

NOMINATIONS FOR THE BOARD OF DIRECTORS

The Board has fixed the size of the Board at nine (9).  It is currently divided into three classes elected for staggered three year terms.  Each director holds office until a successor has been duly elected and qualified, or until such director’s death, resignation, or removal in the manner provided in the Company’s Bylaws.  The Board believes that the nominees identified below have the industry experience, qualifications, attributes and skills to be effective Directors and be elected as directors to serve for the terms indicated.

Directors Standing for Election

CLASS III

Terms expiring at the Annual Meeting in 2017

TATSUMI MAEDA	Age 61

Member of the Board since October 2009.  Vice Chairman and Representative Director of Kyocera Corporation (“Kyocera”) since April 1, 2013. Vice President and Representative Director of Kyocera from April 2009 to March 2013.  Director and Senior Managing Executive Officer of Kyocera from 2008 to March 2009.  Senior Managing Executive Officer of Kyocera from 2007 to 2008.  Managing Executive Officer of Kyocera from 2003 to 2007.  Tatsumi Maeda’s experience in various Kyocera operations makes him well qualified to serve on the Board of the Company.

DONALD B. CHRISTIANSEN	Age 75

Member of the Board since 2002.  Retired from AVX in 2000.  Senior Vice President of Finance, Chief Financial Officer and Treasurer of AVX from 1997 to 2000.  Vice President of Finance, Chief Financial Officer and Treasurer from 1994 to 1997.  Chief Financial Officer from 1992 to 1994.  Also served as a member of the Board from 1992 to 2000.    Mr. Christiansen’s significant financial and business experience resulting from senior executive and financial roles with AVX and within the industry make him eminently qualified to be a director of the Company and to serve as the financial expert on the Audit Committee.

SHOICHI AOKI	Age 54

Member of the Board since July 2012.  Director of Kyocera since June 2009.  Managing Executive Officer of Kyocera since April 2009.  General Manager of Corporate Financial and Accounting Group of Kyocera since April 2013.  General Manager of Corporate Financial and Business System Administration Group of Kyocera from 2010 to 2013.  General Manager of Corporate Financial and Accounting Group of Kyocera from 2008 to 2010.

The three persons listed above have been nominated for election by the Board.  Unless contrary instructions are given, it is intended that the votes represented by the proxies will be cast FOR the election of each of the three persons listed above as directors.  In the event that any of the nominees should become unavailable to stand for election, the Board may designate a substitute.  It is intended that all properly executed and returned proxies will be voted FOR such substitute nominee.

THE BOARD OF DIRECTORS RECOMMENDS

A  VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

Directors Continuing in Office

CLASS I

Terms expiring at the Annual Meeting in 2016

KAZUO INAMORI	Age 82

Chairman Emeritus of the Board since 1997.  Chairman Emeritus of the Board of Kyocera since 2005.  Chairman Emeritus and Director of Kyocera from 1997 to 2005.  Chairman Emeritus of Japan Airlines Co., Ltd. (“JAL”) since April 1, 2013.  Director, Chairman Emeritus of JAL from February 2012 to March 2013.  Representative Director, Chairman of JAL from March 2011 to January 2012.  Representative Director of JAL from November 2010 to February 2011.  Chairman of JAL from February 2010 to October 2010.  Dr. Inamori’s experience managing Kyocera’s global operations since founding Kyocera and his experience with JAL make him a valuable resource on the Board.

DAVID A. DECENZO	Age 59

Member of the Board since 2007.  President of Coastal Carolina University in South Carolina (“CCU”) since 2007.  From 2006 to 2007 Senior Vice President of Academic Affairs and Provost at CCU.  From 2002 to 2006, Dean of the E. Craig Wall, Sr., Wall College of Business Administration at CCU.  From 1992 to 2002, Director of partnership development in the College of Business and Economics at Towson University in Maryland.  Mr. DeCenzo’s extensive experience in the academic and business community brings a unique perspective to the Board and its activities and makes him well qualified to serve as a director of the Company.

TETSUO KUBA	Age 60

Member of the Board since May 2009.  Chairman and Representative Director of Kyocera Corporation since April 1, 2013. President and Representative Director of Kyocera from April 2009 to March 2013.  Director and Senior Managing Executive Officer of Kyocera from 2008 to March 2009.  Senior Managing Executive Officer of Kyocera from 2007 to 2008.  Managing Executive Officer of Kyocera from 2005 to 2007 and Executive Officer of Kyocera from 2003 to 2005.  Tetsuo Kuba’s experience in various management roles at Kyocera makes him well qualified to serve as a director of the Company.

CLASS II

Terms expiring at the Annual Meeting in 2015

JOHN S. GILBERTSON	Age 70

Chairman of the Board since 2008. Member of the Board since 1990. Chief Executive Officer of the Company since 2001.  President from 1997 to April 2013 and Chief Operating Officer from 1994 to 2001.  Executive Vice President of the Company from 1992 to 1997, Senior Vice President from 1990 to 1992 and employed by the Company since 1981.  Director of Kyocera since 1995. Member of the Board of Directors of Kyocera International Inc. (“KII”), a U.S. subsidiary of Kyocera, since 2001.    Mr. Gilbertson’s varied experience in managing the Company’s business makes him uniquely qualified for the Board.

GORO YAMAGUCHI	Age 58

Member of the Board since July 2013. President and Representative Director of Kyocera since April 1, 2013. Director and Managing Executive Officer of Kyocera from June 2009 to March 2013.  Managing Executive Officer of Kyocera from April 2009 to May 2009.  General Manager of Corporate Semiconductor Components Group of Kyocera from April 2009 to March 2013.  Mr. Yamaguchi’s experience in the operations of Kyocera makes him well qualified to serve on the Board of the Company.

JOSEPH STACH	Age 75

Member of the Board since 2004.  Retired since 2003.  Vice President of Advanced Energy Industries, a manufacturer of products for high tech manufacturing processes, from 1998 to 2003.  Chairman, CEO and President of RF Power Products, Inc., a manufacturer and distributor of radio frequency power delivery systems, from 1991 to 1998.  The Company believes that Mr. Stach’s qualifications to sit on its Board of Directors include his extensive executive leadership and management experience in the high tech manufacturing industry as Vice President of Advanced Energy Industries and executive positions with RF Power products.

PROPOSAL II
APPROVAL OF THE AVX CORPORATION 2014 MANAGEMENT INCENTIVE PLAN

In May 2014, the Board adopted, subject to shareholder approval, the 2014 AVX Corporation Management Incentive Plan (the "MIP"), to supersede the 2009 AVX Corporation Management Incentive Plan (the "Predecessor Plan") previously approved.

If the MIP is approved by the shareholders at the Annual Meeting, it will become effective as of April 1, 2014. If not approved by the shareholders at the Annual Meeting, the MIP will not be implemented.

Background

The Company is seeking shareholder approval of the MIP to preserve its ability to grant certain fully deductible performance-based awards. Pursuant to Section 162(m) of the U.S. tax code, the Company may not deduct compensation in excess of $1 million paid to its Chief Executive Officer and its three next most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer as of the end of any fiscal year (the “covered employees”).  Certain qualifying performance-based compensation is not subject to the $1 million deduction limit. The MIP is designed to comply with Section 162(m) so that payment of performance awards that are conditioned on the performance goals set forth in the MIP will be excluded from the calculation of annual compensation for purposes of Section 162(m) and will be fully deductible.  For compensation to qualify for the performance-based compensation exclusion under Section 162(m), the material terms pursuant to which the performance-based compensation is to be paid, including the performance criteria and the maximum amount payable under the MIP to any one individual in respect of any plan year must be disclosed to, and approved by, the shareholders prior to the payment.

While the MIP is designed to provide qualified performance-based compensation in accordance with Section 162(m), the Compensation Committee may, in its discretion, grant awards under the MIP that are not exempt from Section 162(m).

Description of the MIP

The following is a summary of the provisions of the MIP, as proposed to be adopted, and is qualified in its entirety by reference to the plan document, which is attached to this Proxy Statement as Appendix A, and will be furnished without charge to any shareholder of the Company upon written request made to the Secretary of the Company.

The purpose of the MIP is to promote the interests of the Company and its subsidiaries by providing selected officers and key employees (6 participants as of June 1, 2014) incentives to continue and increase their efforts with respect to, and remain in the employ of, the Company and its subsidiaries.

The Compensation Committee is responsible for administering the MIP and has the authority to:

•	interpret the MIP;
•	prescribe, amend and rescind rules and regulations relating to the MIP;
•

grant awards and determine the terms, provisions and conditions of all awards granted under the MIP (which need not be identical) and the individuals to whom and the time or times when awards will be granted;

•	determine the performance goals and performance period (each as defined in the MIP) applicable to awards granted under the MIP; and
•	make all other necessary or advisable determinations with respect to the MIP.

Participants in the MIP will be eligible to receive a bonus award if the Company achieves specified performance goals based on the Company's profit before taxes (defined as income before special, unusual, restructuring or extraordinary items and income taxes) included in the Company’s annual budget.  Performance goals under the MIP are established by the Compensation Committee no later than 90 days after the beginning of each fiscal year during the term of the MIP.  The Compensation Committee has the discretion to later revise the performance goals solely for the purpose of reducing or eliminating the amount of compensation otherwise payable upon attainment of the performance goals. The amount of any bonus award paid to any participant with respect to any one fiscal year may not exceed 200% of the employee's base salary for such year and in no event may a bonus award to any employee with respect to any one fiscal year exceed $5,000,000.  The bonus award opportunity will take into account an employee's responsibility level, performance, cash compensation level, incentive compensation awards and such other considerations as the Compensation Committee deems appropriate.

A performance award will terminate for all purposes if a participant does not remain continuously employed and in good standing with the Company.  An employee (or in the event of the employee's death, his or her beneficiaries or estate) whose employment was terminated because of death, incapacity or retirement will be paid a pro rata bonus award (based upon the portion of the performance period during which he or she was so employed) determined by actual performance levels.  Such bonuses will be paid at the normal time for payment of bonus awards under the MIP.

Following the end of the applicable performance period, the Compensation Committee will certify the attainment of the performance goals, and calculate the bonus award, if any, payable to each participant.  Awards will be paid, in cash, after appropriate tax withholdings.

The Chief Executive Officer will receive payment of his bonus award, if any, following the end of the applicable performance period. A participant other than the Chief Executive Officer will receive 75% of his or her awards, if any, following the end of the applicable performance period, and 25% of his or her award, if any, within 30 days after the end of the fiscal year following the applicable performance period, provided the participant is employed by the Company at the end of the fiscal year.

No awards may be transferred or assigned other than by will or by the laws of descent and distribution.

The MIP may be amended or discontinued by the Compensation Committee without the approval of the Board.

Benefits to Named Executive Officers and Others

No awards have been granted under the MIP.  If shareholders approve the MIP, all future awards will be granted in the discretion of the Compensation Committee, and any benefits or amounts to any individuals or groups are not presently determinable.

Vote Required

The affirmative vote of a majority of the votes cast on this proposal is required for approval of the MIP as it relates to the Company’s covered employees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AVX CORPORATION 2014 MANAGEMENT INCENTIVE PLAN.

PROPOSAL III
APPROVAL OF THE AVX CORPORATION 2014 RESTRICTED STOCK UNIT PLAN

In May 2014, the Board adopted, subject to shareholder approval, the AVX Corporation 2014
Restricted Stock Unit Plan (the “2014 RSU Plan”).

Pursuant to the 2014 RSU Plan, Restricted Stock Unit Awards may be granted to employees and directors of the Company and its subsidiaries representing an aggregate of 3,000,000 shares of Common Stock.  The 2014 RSU Plan is administered by the Compensation Committee of the Board.

The following is a summary of the provisions of the 2014 RSU Plan, as proposed to be adopted, and is qualified in its entirety by reference to the plan document, which is attached to this Proxy Statement as Appendix B, and will be furnished without charge to any shareholder of the Company upon written request made to the Secretary of the Company.

Summary of the 2014 Restricted Stock Unit Plan

Purpose and Eligibility.  The general purpose of the 2014 RSU Plan is to promote the interests of the Company and its subsidiaries by linking the personal interests of its employees and directors to those of the Company’s shareholders, and by providing participants with an incentive for outstanding performance.  As of May 30, 2014, approximately 65 employees and 8 non-employee directors would be eligible to participate in the 2014 RSU Plan.

Permissible Awards.  The plan authorizes the granting of awards in the form of restricted stock units granting the participant the right to receive shares of Common Stock, or the equivalent value in cash or other property, as determined by the Compensation Committee.

Shares Available for Awards; Limitation on Awards.  The number of shares reserved and available for issuance under the plan is 3,000,000.  The maximum number of shares of Common Stock that may be subject to awards granted to any one participant during any one calendar year is 250,000.

Administration

The 2014 RSU Plan is administered by the Compensation Committee of the Board.  The Board may, from time to time, also administer the 2014 RSU Plan.  The Compensation Committee or the Board has the authority to:

•	Interpret the 2014 RSU Plan;
•	Prescribe, amend and rescind rules and regulations relating to the 2014 RSU Plan;
•	Determine the terms and conditions of any award granted under the 2014 RSU Plan;
•	Make all other necessary or advisable determinations with respect to the 2014 RSU Plan; and

•	Exercise all other powers and authority granted to it under the 2014 RSU Plan or necessary and advisable in the administration of the 2014 RSU Plan.

Awards.  The Compensation Committee is authorized to make awards of restricted stock units to participants in such amounts and subject to such terms and conditions as may be selected by the committee.

Issuance and Restrictions.  The Compensation Committee may provide for such restrictions on transferability and others restrictions as the committee may impose.  These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the passage of time, satisfaction of performance goals or otherwise.  Upon the lapse of such restrictions, the restricted stock units will be converted to shares of Common Stock.

Acceleration Upon Certain Events.  Upon the occurrence of a change in control by the Company, or in the event of a participant’s death or incapacity, all restriction on the participant’s outstanding awards will lapse.

Forfeiture. Except as otherwise determined by the Compensation Committee at the time of grant of an award, if a participant voluntarily terminates his or her employment or his or her employment is terminated for cause (as defined in the plan), the Company will not have any further obligations to the participant under the 2014 RSU Plan, and his or her restricted stock units shall immediately be forfeited.

Performance Goals.  The Committee may determine that any Award granted under the 2014 RSU Plan will be determined solely on the basis of (a) the achievement of a specified sales or pre-tax profit (excluding special, unusual, restructuring or extraordinary items) target result (b) the Corporation's stock price, (c) the Corporation’s total shareholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period, or (d) any combination of the goals set forth in (a) through (c) above.  If an Award is made on such basis, the Compensation Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder), and the Compensation Committee has the right for any reason to reduce (but not increase) the Award, notwithstanding the achievement of a specified goal.  Any payment of an Award granted with performance goals shall be conditioned on the written certification by the Compensation Committee in each case that the performance goals and any other material conditions were satisfied.

If a participant’s employment is terminated due to death, retirement or incapacity prior to the termination of his or her right to receive shares of Common Stock, all restrictions on his outstanding awards shall lapse.

Adjustments.    In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the share authorization limits and annual award limits will be adjusted proportionately, and the Compensation Committee may adjust outstanding awards to preserve the benefits or potential benefits of the awards.

Termination and Amendment.  The Board or Compensation Committee may at any time amend, modify or terminate the 2014 RSU Plan without shareholder approval, provided however, that the Board or Compensation Committee may condition any amendment or modification on the approval of shareholders if such approval is necessary  or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

Certain Federal Income Tax Consequences

A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a restricted stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Benefits to Named Executive Officers and Others

As of May 30, 2014, no awards had been granted under the 2014 RSU Plan.  All awards under the 2014 RSU Plan will be made at the discretion of the Compensation Committee, the Board or under delegated authority.  Therefore, it is not presently possible to determine the benefits or amounts that will be received by or allocated to any individuals or groups.  As of May 30, 2014, the Common Stock had a closing sales price of $13.48 per share.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF

THE AVX CORPORATION 2014 RESTRICTED STOCK UNIT PLAN.

PROPOSAL IV
ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act, the Company is providing shareholders with an advisory (non-binding) vote on compensation (sometimes referred to as “say on pay”) for our Named Executive Officers (as defined below in “Executive Compensation”) as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission (“SEC”).  Accordingly, we are asking the shareholders to approve the compensation of our Named Executive Officers as disclosed herein by adopting the following advisory resolution at the 2014 Annual Meeting of Shareholders:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s proxy statement for the 2014 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the fiscal year 2014 Summary Compensation Table and the other related tables and disclosure.”

This vote is nonbinding.  The Board and the Compensation Committee expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent there is any significant vote against our Named Executive Officer compensation.

Currently, say-on-pay votes are held by the Company every three years, and the next advisory vote will occur at the 2017 annual meeting of shareholders.

As described in detail under the heading “Compensation Discussion and Analysis,” the objective of the Company’s executive compensation programs is to enable the Company to attract, retain and motivate highly qualified management professionals who are encouraged to work as a team to accomplish the Company’s goals and objectives.  The Company's compensation philosophy is to directly align executive compensation with the financial performance of the organization.

We encourage you to review the “Compensation Discussion and Analysis” and the accompanying compensation tables and disclosure and believe that you will find the disclosures demonstrate that in fiscal year 2014, as well as other years presented, AVX’s compensation achieved our goal of relating pay to performance.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE PROXY STATEMENT.

PROPOSAL V
RATIFICATION OF
APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Company’s Board of Directors has appointed PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, as the independent accountants to examine and audit the accounts of the Company for the fiscal year ending March 31, 2015.  Although the Company’s Bylaws do not require that shareholders ratify the appointment of PwC as outside auditors, the Board determined that annual selection of the outside auditors would be submitted as a matter of good corporate governance.  In the event that ratification of this selection of independent accountants is not approved by the shareholders, the Audit Committee will reconsider the selection of independent accountants.  Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent accountants at any time during the year.

A representative of PwC is expected to be in attendance at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from shareholders.

See “Report of the Audit Committee – Principal Independent Registered Public Accounting Firm Fees” for information relating to the fees of PwC during fiscal 2013 and fiscal 2014.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR NEXT FISCAL YEAR.

Ownership of Securities by Directors, Director Nominees and Executive Officers

The Common Stock is the only class of equity securities of the Company outstanding.  As of March 31, 2014, the directors, director nominees and each executive officer currently named in the Summary Compensation Table below, individually, and all directors, director nominees and executive officers of the Company as a group, beneficially owned (i) shares of Common Stock of the Company and (ii) equity securities of Kyocera, as follows:

Name	Amount and Nature of Beneficial Ownership of Outstanding AVX Shares (1)	Number of AVX Shares Underlying Exercisable Options (2)	Total AVX Shares	Percentage of AVX Common Stock (3)	Amount and Nature of Beneficial Ownership of Outstanding Kyocera Equity Securities (1)	Percentage of Kyocera Equity Securities (4)

Kazuo Inamori	20,000	30,000	50,000	*	20,572,330 (5)	5.61%
John S. Gilbertson	42,870	800,000	842,870	*	15,390	*
Tetsuo Kuba	1,100	-	1,100	*	18,053	*
Tatsumi Maeda	1,000	15,000	16,000	*	8,312	*
Goro Yamaguchi	1,000	-	1,000	*	17,893	*
Shoichi Aoki	1,000	5,000	6,000	*	5,986	*
Donald B. Christiansen	2,434	25,000	27,434	*	-	*
David DeCenzo	1,000	30,000	31,000	*	-	*
Joseph Stach	1,000	45,000	46,000	*	-	*
John Lawing	2,598	119,750	122,348	*	1,319	*
Pete Venuto	3,489	155,000	158,489	*	1,261	*
Kurt Cummings	11,731	127,500	139,231	*	-	*
Keith Thomas	17,575	87,500	105,075	*	630	*

All directors, director nominees and executive officers as a group
(A total of 17 individuals including those named above)	143,477	1,734,750	1,878,227	1.11%	20,642,940	5.63%

* Less than 1%

(1)

Includes interests, if any, in shares held in the AVX Nonqualified Supplemental Retirement Plan and AVX Corporation Retirement Plan Trusts and shares that are owned directly by or jointly with family members.  Does not include shares of AVX held by Kyocera that may be deemed to be beneficially owned by the above-named persons that are also directors of Kyocera.  See the AVX shares beneficially owned by Kyocera in the “Security Ownership of Certain Beneficial Owners” table below.

(2)

Includes AVX shares underlying options exercisable as of March 31, 2014, and options which become exercisable within 60 days thereafter under the AVX Corporation 1995 Stock Option Plan (the “1995 Stock Option Plan”), the AVX Corporation 2004 Stock Option Plan (the “2004 Stock Option Plan” and, together with the 1995 Stock Option Plan, the “Stock Option Plans”), the AVX Corporation Non-Employee Directors’ Stock Option Plan (the “Non-Employee Directors’ Stock Option Plan”), or the AVX Corporation 2004 Non-Employee Directors' Stock Option Plan (the “2004 Non-Employee Directors' Stock Option Plan” and, together with the  Non-Employee Directors' Stock Option Plan, the “Non-Employee Directors' Stock Option Plans”).  As of March 31, 2014, no options had yet been granted under the 2014 Stock Option Plan or the 2014 Non-Employee Directors’ Stock Option Plan.

(3)

Based on a total number of 168,220,405 shares of Common Stock outstanding as of March 31, 2014, plus, for each individual director, director nominee and executive officer and for the group, the number of shares of Common Stock underlying options that are currently exercisable or will become exercisable within 60 days of March 31, 2014.

(4)	Based on a total number of 366,866,715 shares of Kyocera equity securities outstanding as of March 31, 2014.

(5)	Includes 9,360,000 shares held by the Inamori Foundation as to which Mr. Inamori, as President of the foundation, may be deemed to have voting and investment power.

The information provided in the above chart as to each director and Named Executive Officer, individually, and all directors and executive officers as a group, is based, in part, on information received from such individuals.

Security Ownership of Certain Beneficial Owners

Set forth below is a table indicating those persons whom the management of the Company believes to be beneficial owners of more than 5% of the Company’s Common Stock as of March 31, 2014.

46
Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class (1)
Kyocera Corporation 6 Takeda Tobadono-cho Fushimi-ku, Kyoto 612-8501, Japan	121,800,000	(2)	72.2%
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	15,511,784	(3)	9.2%

(1) Based on a total number of 168,220,405 shares of Common Stock outstanding as of March 31, 2014.

(2) The shares held by Kyocera are subject to the voting and investment control of Kyocera's Board of Directors.

(3)

Shares shown as beneficially owned by Royce & Associates, LLC are reported in a  Form 13F filed by Royce & Associates, LLC dated as of May 12,  2014.  Based on that filing, Royce & Associates, LLC has sole voting power with respect to 15,511,784 shares and sole dispositive power with respect to 15,511,784 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership of any class of the Company’s equity securities.  To the Company’s knowledge, during the fiscal year ended March 31, 2014, all of its directors, officers and persons who hold more than 10% of the Common Stock complied on a timely basis with all applicable Section 16(a) filing requirements, other than four late reports for each of John Gilbertson, Kurt Cummings, Keith Thomas, Peter Venuto, and Carl Eggerding regarding, in each case, three de minimis acquisitions under a Company payroll deduction plan and one grant of stock options; and one late report for each of Peter Collis, Kathleen Kelly, John Lawing, John Sarvis, and Goro Yamaguchi regarding a grant of stock options.

Board of Directors – Governance

The Board has adopted Corporate Governance Guidelines to assist it in the performance of its duties and the exercise of its responsibilities and in accordance with the listing requirements of the New York Stock Exchange (“NYSE”).  The guidelines are available on the Company’s website at www.avx.com in the “Corporate Information – Corporate Governance” section.  The Board has also adopted a Code of Business Conduct and Ethics that applies to all of our directors and employees.  The code is available on the Company’s website at www.avx.com in the “Corporate Information – Corporate Governance” section.

Because a majority of the Company’s shares are owned by Kyocera, the Company is considered a “controlled company” under the applicable rules of the NYSE.  Accordingly, the Company is not required to, and does not have a Board of Directors with a majority of independent directors or Nominating/Corporate Governance and Compensation Committees composed entirely of independent directors.  Nevertheless, the Board has determined that Messrs. Christiansen, DeCenzo and Stach are independent under NYSE listing standards.  In addition to the NYSE’s standards, the Board has determined that an independent director is one who is free from any relationship that would interfere with his or her exercise of independent business judgment, receives no compensation from the Company or its subsidiaries other than director’s fees and is not an affiliate of the Company or its subsidiaries.  The AVX/Kyocera Foundation, which may be considered an affiliate of the Company, donated $56,500 to CCU during the fiscal year ended March 31, 2014 and $33,000 during the fiscal year ended March 31, 2013 for educational purposes.  The Board considered Mr. DeCenzo’s position at CCU, and has determined that such donations do not impair Mr. DeCenzo’s independence.

Board of Directors – Leadership Structure

The Board of Directors of AVX Corporation is responsible for overseeing the business, property and affairs of the Company.  Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer, participating in presentations regarding the operations made by the business managers, by reviewing materials provided to them and by participating in meetings of the Board and its Committees.

The Board is currently composed of John S. Gilbertson, who serves as Chairman of the Board and Chief Executive Officer of the Company, and eight additional Directors, three of whom are independent.    The Board has determined that Messrs. Christiansen, Stach and DeCenzo are independent under the applicable rules of the NYSE.  Donald Christiansen, one of the independent Directors, has served as Presiding Director since 2008.   The Chairman conducts the actual Board meetings. The Presiding Director organizes and presides over all executive sessions of the Non-Management Directors, which are those attended solely by independent directors.  The other principal responsibilities of the Presiding Director include:

•	counseling the Chairman on issues of interest or concern to the independent directors;
•	evaluating, along with the members of the Board, the Chairman’s performance; and
•	coordinating an annual Board self-assessment to evaluate the effectiveness of the Board and individual Board members.

The Board is composed of qualified and experienced leaders with the ability to provide oversight to the Company.  We believe that all directors have demonstrated seasoned leadership and are familiar with Board processes.

 The Board believes that there is no single best organizational model that is the most effective in all circumstances and that the shareholders’ interests are best served by allowing the Board to retain the flexibility to determine the optimal organizational structure for the Company at a given time, including whether the Chairman’s role should be held by an independent director or a senior executive who serves on the Board. The members of the Board possess considerable experience and unique knowledge of the challenges and opportunities the Company faces and are in the best position to evaluate the needs of the Company, the risks facing the Company and how best to maximize the capabilities of the directors and management to meet those needs.

We believe that at this time with the current management and Board composition, the Company, like many companies, is best served by having one person serve as both Chief Executive Officer and Chairman of the Board.  The Board believes that through this leadership structure, John S. Gilbertson is able to draw on his intimate knowledge of the daily operations of the Company and its relationships with customers and employees to provide the Board with leadership in setting its agenda and properly focusing its discussions.  As the individual with primary responsibility for managing our day to day operations, Mr.  Gilbertson is also best-positioned to chair regular Board meetings and ensure that key business issues are brought to the Board’s attention.  The combined role as Chairman and Chief Executive Officer also ensures that the Company presents its message and strategy to shareholders, employees, customers and other stakeholders with a unified, single voice.  The appointment by the Board of an experienced independent Presiding Director provides additional strength and balance to our Board leadership structure.

Board of Directors – Director Nomination Process

The Company’s Corporate Governance Guidelines provide that the Board as a whole is responsible for nominating and considering individuals for election to the Board by the shareholders based on candidates suggested by members of the Board, management and shareholders.  As indicated above, the Company has not established a separate Nominating and Governance committee because it is a “controlled company” under the applicable rules of the NYSE.  The Board does not currently operate under a formal written charter when discharging its nominating functions.  Although the Board considers diversity of business, academic and leadership experience as factors in assessing the appropriate skills and characteristics required of Board members, the Board does not have a formal policy with regard to diversity in identifying director nominees.

The Board has not adopted specific objective requirements for service on the Board.  Instead, the Board will consider various factors in determining whether to nominate an individual for election by the shareholders.  Among other things, the Board expects each director to:

•	understand AVX’s businesses and the marketplaces in which it operates;
•	regularly attend meetings of the Board and of the Committees on which he or she serves;
•	review and understand the materials provided in advance of meetings and any other materials provided to the Board from time to time;
•	actively, objectively and constructively participate in meetings and the strategic decision-making processes;
•	share his or her perspective, background, experience, knowledge and insights as they relate to the matters before the Board and its Committees; and
•

be reasonably available when requested to advise the Chief Executive Officer and management on specific issues not requiring the attention of the full Board but where an individual director’s insights might be helpful to the Chief Executive Officer or management.

The Board will consider candidates recommended by shareholders in the same manner as other candidates.

Shareholders and other interested parties who wish to communicate with the Board (including, in the case of shareholders, in order to recommend or nominate director candidates to the Board), individual Board members, the Chairman of the Board,  the Presiding Director or the Non-Management Directors as a group may do so by either of the following means:

•	send correspondence by email to compliance@avx.com; or
•	write to AVX Corporation, Compliance Office, 1 AVX Boulevard, Fountain Inn, SC 29644.

All questions and concerns will be received and processed by the Corporate Compliance Office.  Questions and concerns relating to AVX’s accounting, internal accounting controls or auditing matters will be referred to the Chairman of the Audit Committee.  Questions and concerns addressed to the Board will be referred to the Presiding Director.  Other questions and concerns will be processed by the Corporate Compliance Office and forwarded to the addressees or distributed at the next scheduled Board meeting, as appropriate.

To be timely, a shareholder’s proposal for the recommendation or nomination of directors must be received by the Company in the timeframes described under “Shareholder Proposals” elsewhere in this Proxy Statement.  A shareholder’s proposal for nomination must comply with the requirements of the Bylaws of the Company.  Among other things, the Bylaws require that a shareholder’s notice of a director nomination must include a representation that the nominee will not have any undisclosed voting arrangements with respect to such nominee’s actions as director and an agreement to complete a nominee questionnaire relating to such nominee’s independence and other information to be included in a proxy statement pursuant to Regulation 14A under the Exchange Act of 1934, as amended or otherwise requested by the Company.  Such notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as director of the Company if so elected.

Board of Directors – Risk Oversight

The Board takes an active role in risk oversight of the Company both as a full Board and through its Committees. Through detailed reviews, discussions and presentations by the heads of the Company’s various businesses, the Board reviews and advises with respect to the Company’s business strategies and financial plans, with attention and focus on the risks to achievement of these strategies and plans. Such risks include those involving the leadership structure, those inherent in the Company’s businesses and compensation programs as well as the risks from external sources such as competitors, the economy and regulatory and legislative developments.

These reviews, discussions and presentations are intended to assist the Board and management in its evaluation of the Company’s risk management practices and to promote a culture that actively identifies and manages risk.

The Audit Committee meets regularly with Company management with regard to the Company’s financial risk management processes, controls and capabilities and with the Company’s Chief Internal Auditor with regard to significant control matters. In addition, the Audit Committee reviews the Company’s procedures regarding the receipt, retention and treatment of complaints regarding internal accounting, accounting controls or audit matters.

The Compensation Committee oversees the Company’s executive compensation arrangements.  Company management considers the risks arising from the Company’s overall senior management and other employee compensation policies and practices in connection with administering the Management Incentive Plans and other Employee Benefit Plans.

The Special Advisory Committee reviews and approves all material agreements and transactions not covered by such agreements between the Company and related parties.  The Special Advisory Committee operates under a written charter which sets forth the policies and procedures for such approvals.  In approving any such agreement or transaction pursuant to those procedures, the Special Advisory Committee must determine that, in its judgment, the terms thereof are equivalent to those to which an independent unrelated party would agree at arm’s-length or are otherwise in the best interests of the Company and its shareholders generally.  See “Relationship With Kyocera” below for more information.

Board of Directors - Meetings Held and Committees

The Board held four meetings during the fiscal year ended March 31, 2014.  During that period, all of the directors attended at least 75% of the meetings of the Board and meetings of the Committees of the Board on which they served except for Mr. Inamori. The directors are encouraged and expected to attend the Annual Meeting of Shareholders if reasonably possible.  All of the directors attended the Company’s Annual Meeting of Shareholders held on July 24, 2013.

As of May 30, 2014,  the Board had the following standing committees and no nominating committee:

Executive Committee.  The Executive Committee has been delegated authority by the Board to exercise the powers of the Board in matters pertaining to the management of the business.  The Executive Committee held no meetings during the fiscal year ended March 31, 2014.  The members of the Executive Committee are Messrs. Inamori (Chairman), Gilbertson, Kuba, Yamaguchi, and Maeda.

Audit Committee.  The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act and operates under a written charter adopted by the Board of Directors.  The Audit Committee is appointed by the Board of Directors to provide assistance to the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s consolidated financial statements and the financial reporting processes; the systems of internal accounting and financial controls; the annual independent audit of the Company’s consolidated financial statements; the independent registered public accounting firm’s qualifications and independence; the performance of the Company’s internal audit function and independent registered public accounting firm and any other areas of potential financial risks to the Company specified by the Board of Directors.  The Audit Committee is also responsible for hiring, retaining and terminating the Company’s independent registered public accounting firm.  The Audit Committee met eight times during the fiscal year ended March 31, 2014.

The Audit Committee is composed of three members.  The members of the Audit Committee are Messrs. Christiansen (Chairman), Stach and DeCenzo.  Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements.  The Board of Directors has determined that the Company has at least one “audit committee financial expert”, as defined by the SEC, serving on the Audit Committee.  The “audit committee financial expert” designated by the Board is Mr. Christiansen.  The Board of Directors has determined that all members of the Audit Committee are “independent” under the applicable rules of the NYSE.

Compensation Committee.  The Compensation Committee has the full power and authority of the Board with respect to the determination of compensation for all executive officers of the Company.  The Compensation Committee, operating under a written charter adopted by the Board of Directors, also has full power and authority over any executive compensation plan approved by the Board for the Company and its subsidiaries, including the issuance of shares of Common Stock, as the Compensation Committee may deem necessary or desirable in accordance with such compensation plans.  The

Compensation Committee held four meetings during the fiscal year ended March 31, 2014.  As indicated above, the Company is not required to, and does not have, a Compensation Committee composed entirely of independent directors because it is a “controlled company” under the applicable rules of the NYSE.  The members of the Compensation Committee are Messrs. Kuba (Chairman), Yamaguchi, Aoki, Stach and DeCenzo.  Additional information regarding the Compensation Committee and its processes and procedures for the consideration and determination of executive compensation can be found in the Compensation Discussion and Analysis section in this Proxy Statement.

Special Advisory Committee.  The Special Advisory Committee is composed of independent directors.  The committee is required to review and approve all material agreements and significant transactions not covered by such agreements between the Company and related parties (including any agreements and transactions between the Company and any related party that are or may be within the scope of applicable rules, regulations and guidance of the NYSE and Item 404 of Regulation S-K) and to meet periodically in an executive session without management.  The Board has adopted a written charter for the Special Advisory Committee.  The Special Advisory Committee held four meetings during the fiscal year ended March 31, 2014.  The members of the Special Advisory Committee are Messrs. Stach (Chairman), DeCenzo and Christiansen.

The Board of Directors has adopted written charters for the Audit, Compensation, and Special Advisory Committees.  The charters, as amended, are available on the Company’s website at www.avx.com in the “Corporate Information – Corporate Governance” section.

Director Compensation

The Board of Directors determines compensation for all directors. The following table and narrative provides information related to the compensation of directors during fiscal 2014.

	Fees Earned or Paid in Cash	Option Awards	Total
Name (1)	($)	($) (2) (3)	($)
Kazuo Inamori	2,700	43,614	46,314
Tetsuo Kuba	18,900	-	18,900
Goro Yamaguchi	8,100	43,614	51,714
Tatsumi Maeda	10,800	43,614	54,414
Shoichi Aoki	18,900	-	18,900
Donald B. Christiansen	89,988	-	89,988
David A. DeCenzo	100,045	43,614	143,659
Joseph Stach	94,386	43,614	138,000
Makoto Kawamura	8,100	-	8,100

(1)

Mr. John S. Gilbertson, the Company’s Chief Executive Officer, also serves as a director of the Company.  Information regarding the compensation paid to Mr. Gilbertson is provided in the Summary Compensation Table of this Proxy Statement.

(2)

The aggregate number of option awards held by each of the directors as of March 31, 2014 is as follows: Kazuo Inamori - 45,000; Tetsuo Kuba – 10,000; Goro Yamaguchi -  15,000; Tatsumi Maeda – 30,000; Shoichi Aoki - 15,000; Donald B. Christiansen – 30,000; David A. DeCenzo - 45,000; Joseph Stach - 60,000; Makoto Kawamura – 15,000.

(3)

Reflects the aggregate grant date fair value of the options awarded during fiscal 2014, computed in accordance with FASB ASC Topic 718.  These options were granted pursuant to the 2004 Non-Employee Directors’ Stock Option Plan. The assumptions made in the valuation of stock options are set forth in Note 11 in the Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the fiscal year ended March 31, 2014.

During the year ended March 31, 2014, each director who was not an employee of the Company or Kyocera was paid an annual director’s fee of $32,500, an attendance fee of $2,700 per Board or committee meeting and reimbursement of travel expenses.  The Chairman of the Audit Committee also received an additional $5,500 per year.   Each director who was an employee of Kyocera was paid an attendance fee of $2,700 per Board or committee meeting and reimbursement of travel

expenses.   In addition, each director who is not an employee of the Company is eligible to receive stock options pursuant to the Non-Employee Directors’ Stock Option Plans, as described below.

AVX feels that it is important for members of the Board to be shareholders of the Company, to have an incentive to help the Company grow and prosper, and to share in that prosperity.  The 2004 Non-Employee Directors’ Stock Option Plan authorizes the issuance of up to 1,000,000 shares of Common Stock, and provides for the grant of an option to purchase 15,000 shares of Common Stock to each director not employed by AVX (a “Non-Employee Director”) as of the date on which a Non-Employee Director is elected to the Board for the first time and every third anniversary thereafter.  In addition, options to purchase shares of Common Stock may also be granted from time to time upon prior approval by the Board.  The options become exercisable 33 1/3% one year after the date of the grant and an additional 33 1/3% at the end of each of the following two years, provided that in order to exercise the options, the Non-Employee Director must continue to be a director at the date of exercise.  However, if such Non-Employee Director’s service terminates due to retirement, death or disability, his options shall thereupon become fully vested and remain outstanding and exercisable for their original term.  Options have an exercise price equal to the Fair Market Value (as defined in the plan) of the Common Stock on the date of grant.  The 2014 Non-Employee Directors’ Stock Option Plan, authorizes the issuance of up to an additional 1,000,000 shares of Common Stock, on terms consistent with the 2004 Non-Employee Directors’ Stock Option Plan.

Equity Compensation Plan Information

The following table provides information as of March 31, 2014 about the Common Stock that may be issued under all of the Company’s existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation plans approved by security holders	4,171,250	$13.34	7,119,750

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended March 31, 2014, the Compensation Committee was composed of Messrs. Kuba, Yamaguchi, Aoki, Stach and DeCenzo. During the fiscal year ended March 31, 2014, Mr. Kuba was Chairman of the Board of Kyocera, Mr. Yamaguchi was President and Representative Director of Kyocera and Mr. Aoki was a Managing Executive Officer and Director of Kyocera.  Kyocera owns 121,800,000 shares, or approximately 72%, of the Company’s outstanding Common Stock as of March 31, 2014, and has engaged in a significant number and variety of related company transactions with the Company.  The significant agreements between the Company and Kyocera are described under the caption “Relationship with Kyocera” below.  For additional information concerning positions with Kyocera held by executive officers and directors of the Company, see “Proposal I – Election of Directors” above.  Except as described above (or in other sections of this Proxy Statement indicated), during the fiscal year ended March 31, 2013, no member of the Board or the Compensation Committee and none of our executive officers served as a member of a board of directors or compensation committee of any entity whose executive officers served on the Board or Compensation Committee.

Report of the Audit Committee

In accordance with its written charter, as adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.  During the fiscal year ended March 31, 2014, the Audit Committee met eight times, and the Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer and independent registered public accounting firm prior to each public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.  The Audit Committee also discussed with management and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls.  The Audit Committee reviewed with the independent registered public accounting firm its audit plans, audit scope, and identification of audit risks.

The Audit Committee reviewed and discussed with the independent registered public accounting firm all matters required to be discussed in accordance with standards adopted by the Public Company Accounting Oversight Board and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements.

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended March 31, 2014, with management and the independent registered public accounting firm.  Management has the responsibility for the preparation of the Company’s financial statements, and the independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2014, for filing with the SEC.   The Audit Committee also reappointed the independent registered public accounting firm, PricewaterhouseCoopers LLP, for the fiscal year ending March 31, 2015.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Donald B. Christiansen, Chairman

Joseph Stach

David DeCenzo

Principal Independent Registered Public Accounting Firm Fees

As reflected in the table below, the Company incurred fees of $3,849,785 and $4,101,004 in fiscal 2013 and 2014, respectively, for services performed by PwC. Of these sums, $3,370,074 in fiscal 2013 and $3,403,051 in fiscal 2014 were for audit and audit related services.  PwC did not perform any financial system consulting services in fiscal 2013 or 2014.

	2013	2014
Audit Fees (1)	$3,355,621	$3,385,397
Audit Related Fees (2)	14,453	17,654
Tax Fees (3)	473,892	680,924
All Other Fees (4)	5,819	17,029
Total Fees	$3,849,785	$4,101,004

(1)

Audit Fees represent fees for the annual audit of the Company's financial statements, the audit of the Company's internal control over financial reporting, the review of the interim financial statements included in the Company's quarterly reports on Form 10-Q, and other services performed in connection with statutory and regulatory filings.

(2)	Audit related fees consist primarily of attestation related services not required by regulatory and governmental agencies and employee benefit plan audits.

(3)	Tax Fees represent fees for consultation on tax matters and tax compliance services.

(4)	Other Fees represent fees related to miscellaneous services as well as online technical resources.

The Audit Committee of the Company’s Board of Directors determined that the provision of non-audit services by PwC to the Company during fiscal 2013 and fiscal 2014 was compatible with maintaining the independent registered public accounting firm’s independence.

It is the policy of the Audit Committee to pre-approve all audit and permitted non-audit services (and the related fees and terms) to be provided to the Company by the independent registered public accounting firm.  The authority to pre-approve non-audit services may be delegated by the Audit Committee to one or more members of the such Committee, who shall present any decision to pre-approve an activity to the full Audit Committee at the first meeting following such decision.  None of the services described above were approved by the Audit Committee pursuant to the exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Relationship With Kyocera

Relationship With Kyocera

Since January 1990, the Company’s business has included transactions with Kyocera.  During the three years ended March 31, 2014, such transactions have involved the purchase of resale inventories, raw materials, supplies, and equipment, the sale of products for resale, raw materials, supplies and equipment, and the payment of commissions and dividends, as set forth in the table below (in thousands):

	Years Ended March 31,
	2012	2013	2014
Sales:
Product and equipment sales to affiliates	$8,501	$12,804	$20,530
Purchases:
Purchases of resale inventories, raw materials, supplies, equipment and services	431,181	419,472	322,570
Other:
Dividends paid	34,104	36,540	43,544

One principal strategic advantage for the Company is its ability to provide a broad product offering to its customers.  The inclusion of products manufactured by Kyocera in that product offering is a significant component of this advantage.  In addition, the exchange of information with Kyocera relating to the development and manufacture of multi-layer capacitors and various other ceramic products benefits the Company.  An adverse change in the Company’s relationship with Kyocera could have a negative impact on the Company’s results of operations.  AVX and Kyocera have executed several agreements which govern the foregoing transactions and which are described below.

Kyocera gave notice to AVX in February 2014 of its intent, effective April 1, 2015 to market its connector products in Asia using Kyocera’s sales force rather than continuing to have AVX resell such products in Asia.  Sales of Kyocera connector products in Asia were approximately $44 million with operating profit of approximately $3 million for the fiscal year ended March 31, 2014.

The Special Advisory Committee of the Board, composed of our independent directors (currently Messrs. Stach, DeCenzo, and Christiansen), reviews and approves any material agreements between AVX and Kyocera and any significant transactions between AVX and Kyocera not covered by such agreements.  The committee is also responsible for reviewing and approving any other agreements and transactions between the Company and any related party that are or may be within the scope of applicable rules, regulations and guidance of the NYSE and Item 404 of Regulation S-K, if they arise.  The Special Advisory Committee operates under a written charter which sets forth the policies and procedures for such approvals.  In approving any such agreement or transaction pursuant to those procedures, the Special Advisory Committee must determine that, in its judgment, the terms thereof are equivalent to those to which an independent unrelated party would agree at arm’s-length or are otherwise in the best interests of the Company and its shareholders generally.  Each of the agreements described below contains provisions requiring that the terms of any transaction under such agreement be equivalent to those to which an independent unrelated party would agree at arm’s-length.

Products Supply and Distribution Agreement.  Pursuant to the Products Supply and Distribution Agreement (the “Distribution Agreement”) (i) AVX will act as the non-exclusive distributor of certain Kyocera-manufactured products to certain customers in certain territories outside of Japan, and (ii) Kyocera will act as the non-exclusive distributor of certain AVX-manufactured products within Japan.  The Distribution Agreement has a term of one year, with automatic one-year renewals, subject to the right of termination by either party at the end of the then current term upon at least three months prior written notice.

Disclosure and Option to License Agreement.  Pursuant to the Disclosure and Option to License Agreement (the “License Agreement”), AVX and Kyocera exchange confidential information relating to the development and manufacture of multi-layered ceramic capacitors and various other ceramic products, as well as the license of technologies in certain circumstances.  The License Agreement has a term of one year with automatic one-year renewals, subject to the right of termination by either party at the end of the then current term upon at least six months prior written notice.

Materials Supply Agreement.  Pursuant to the Materials Supply Agreement (the “Supply Agreement”), AVX and Kyocera will from time to time supply the other party with certain raw and semi-processed materials used in the manufacture of capacitors and other electronic components.  The Supply Agreement has a term of one year, with automatic one-year renewals, subject to the right of termination by either party at the end of the then current term upon at least six months prior written notice.

Machinery and Equipment Purchase Agreement.  Pursuant to the Machinery and Equipment Purchase Agreement (the “Machinery Purchase Agreement”), AVX and Kyocera will, from time to time, design and manufacture for the other party certain equipment and machinery of a proprietary and confidential nature used in the manufacture of capacitors and other electronic components.  The Machinery Purchase Agreement has a term of one year, with automatic one-year renewals, subject to the right of termination by either party at the end of the then current term upon at least six months prior written notice.

Compensation Committee Report

The Compensation Committee believes the executive compensation program is appropriate to accomplish the program’s goal of attracting, retaining and motivating highly qualified management professionals.  The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year and March 31, 2014.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Tetsuo Kuba, Chairman of Compensation Committee

Goro Yamaguchi

Shoichi Aoki
Joseph Stach

David DeCenzo

Compensation Discussion and Analysis

The Company’s executive compensation program is designed to enable the Company to attract, retain and motivate highly qualified management professionals who are encouraged to work as a team to accomplish the Company’s goals and objectives.  The Company’s compensation philosophy is to directly align executive compensation with the financial performance of the organization.  The Company believes that the relationship between executive compensation and Company performance will create a benefit for all shareholders.

The executive compensation program has been developed by the Compensation Committee using various factors over time, although the Committee does not set compensation levels based on any particular benchmarking against a peer group.  No outside consultant review of executive compensation was performed during the last three fiscal years.  The Chief Executive Officer has historically played a significant role in the recommendation of the amounts of base salary, salary adjustments, incentive compensation and equity-based compensation to be paid to other members of executive management.  The key elements of the executive compensation program are base salary, annual incentive bonus and stock options, in addition to those benefits provided under the Company’s retirement and deferred compensation plans.

The Compensation Committee reviews and approves each element of the Company’s executive compensation program and periodically assesses the effectiveness of the program as a whole.  The program covers the Chief Executive Officer, other Named Executive Officers, and all other senior management of the Company.  Specifically, the Committee approves the salaries of all Named Executive Officers, cash awards under the Company’s Management Incentive Plan (“MIP”), the grant of stock options under the Stock Option Plans, and the provision of any significant special benefits or perquisites to the Named Executive Officers. Each component of compensation for them, including those established for fiscal 2014, is set on a discretionary, not formulaic, basis taking into account a subjective assessment of the individual’s overall responsibilities and performance rather than specific corporate performance goals for all Named Executive Officers.

 Base Salary Program

The base salary program is, in general and for fiscal 2014 in particular, intended to provide base salary levels that are externally competitive and internally equitable, and to reflect each individual’s sustained performance and cumulative contribution to the Company.  Each of the other senior management’s individual performance is reviewed by the Chief Executive Officer to arrive at annual merit increase recommendations taking into account the results of operations for the

Officer’s area of responsibility.   These merit increase recommendations for the Named Executive Officers are then reviewed by the Compensation Committee for reasonableness based on general economic factors, such as increases in the cost of living.  The Chief Executive Officer’s base salary and merit increases from year to year are established by the Compensation Committee taking these same considerations into account.  The salary increases for the Named Executive Officers effective April 1, 2013 took into account the Company’s operating performance in addition to the factors noted above.

Annual Cash Incentives - Management Incentive Plan

The MIP is intended to provide the Named Executive Officers and other senior management incentive to continue and increase their efforts with respect to, and remain in the employ of, the Company.  The MIP provides for annual cash incentive compensation based on the Company’s pre-tax financial results and a subjective analysis of each person’s individual performance.  Bonus awards are generally paid under the MIP during the summer following each fiscal year end if the Company’s financial results, excluding special, unusual, restructuring or extraordinary items, exceed 90% of a pre-determined annual profit target.  The annual pre-tax profit target is established by the Compensation Committee.  The target profits are typically based on improving on the prior year’s actual results taking into account general economic conditions.  For the fiscal year ended March 31, 2012, 93% of the pre-tax profit target of $302 million was achieved after taking into account the special environmental charge and limited bonus awards were earned under the MIP.  For the fiscal year ended March 31, 2013, 87% of the pre-tax profit target of $175 million was achieved after taking into account the special environmental charge and limited bonus awards were earned under the MIP.  For the fiscal year ended March 31, 2014, the pre-tax profit target of $152 million was exceeded by 7% and bonus awards have not yet been determined.

The bonus awards for the Chief Executive Officer are determined as a percentage of salary (up to 150% of base salary) based on the Company’s financial results related to target profits and are paid currently in the summer when they are determined.  The other Named Executive Officers and other Corporate Officers’ individual bonuses are determined by the Chief Executive Officer based on a subjective evaluation of each person’s annual performance.  These bonuses are derived from a pool determined as a percentage of combined named Executive Officers and other Corporate Officers’ salaries (up to 100% of combined base salaries) based on the Company’s financial results related to target profits.  These bonuses are paid 75% currently in the summer when they are determined and 25% of the bonuses are earned and paid at the end of the following fiscal year, provided the officer is employed by the Company at the end of the fiscal year.   The deferral element for such officers is intended to foster management continuity.

Long-Term Equity Incentives - Stock Option Plans

The Stock Option Plans are designed to reward Named Executive Officers, senior managers, and other key employees directly for increases in the long-term price of the Common Stock.  Each of the Stock Option Plans directly links the compensation of such officers, senior managers, and key employees to gains by the shareholders and encourages adoption of a strong stakeholder orientation in their work.

The Compensation Committee approves option grants generally following each fiscal year end, but will consider grants at other times of the year if deemed necessary.  The Chief Executive Officer recommends to the Committee the potential recipients and the number of options for each other key employee’s grant on a discretionary basis generally based on a subjective evaluation of that individual’s responsibilities and performance.  The Chief Executive Officer’s grants are established from year to year (including fiscal 2014) by the Compensation Committee taking these same considerations into account.  The Committee reviews and approves the final grant awards.  The grant awards in fiscal 20104 were generally consistent, for each employee and in total, with the prior year grant awards.  The grant price is the fair market value on the date of grant approval, which is defined in the plans as the closing price on that date.  The Company does not have any program or practice to time option grants to take advantage of the release of material, non-public information.  The vesting feature of the option awards is intended to address and mitigate the risk associated with employees giving undue attention to short-term business goals.

Family Income Assurance Plan

The Company has in effect a Family Income Assurance Plan for officers.   Coverage under this Company self-insured plan provides that, in the event of the death of an officer while employed by the Company, the officer’s surviving spouse, or estate, is entitled to receive the equivalent of two years base salary during the following 24 months.

Retirement and Other Benefits

Retirement, medical benefits and Board approved discretionary cash awards for the Named Executive Officers and other senior management are largely the same as those provided to the general salaried employee population applicable to each geographic region.  The AVX Nonqualified Supplemental Retirement Plan was established to provide certain U.S. based senior management with supplemental retirement benefits, primarily to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits.  Amounts contributed to this plan’s separate trust earn market-based returns depending upon the investment choices made by the participant.  The investment choices are generally the same as available under the AVX Corporation Retirement Plan.

Miscellaneous benefits offered to officers and other senior management are designed to provide a safety net of protection against the financial catastrophes that can result from liability suits, illness, disability or death.

Chief Executive Officer Employment Agreement

In addition to participation in the executive compensation programs, Mr. Gilbertson has an employment agreement that provides for a two-year advisory period upon retirement from the Company in order to assist with Chief Executive Officer transition issues.  During this advisory period, he will receive total advisory payments equal to two times the amount of his base salary in effect on the last day of his full time employment.  Such payments shall commence six months following his retirement and be paid thereafter in 18 equal monthly installments through the end of the advisory period.  If Mr. Gilbertson dies prior to or during the advisory period, his heirs will be entitled to the payments he would have received.

Tax and Accounting Considerations

The accounting and tax treatment of compensation generally has not been a factor in determining the amounts or types of compensation for our executive officers.  Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction to public companies for some forms of compensation over $1 million paid to executive officers unless certain conditions are met.  Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met.  We intend to use our best efforts to structure future compensation so that executive compensation paid by the Company is fully deductible in accordance with Section 162(m) of the Code.  However, the Compensation Committee reserves the right to approve compensation that may prove not to be deductible when it believes such payments are appropriate and in the best interests of our shareholders, after taking into consideration changing business conditions and the performance of our employees.

EXECUTIVE COMPENSATION

The following table shows cash compensation paid and certain other compensation paid or accrued by the Company for the last three fiscal years to each of the Company’s Chief Executive Officer, Chief Financial Officer and the next three most highly compensated executive officers (“Named Executive Officers”) in all capacities in which they served.

Summary Compensation Table

Fiscal Year Ended March 31, 2014

	Fiscal	Salary	Bonus		Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Name & Position	Year	($) (1)	($) (1)		($) (5)	($) (6)	($) (7)	($)
John S. Gilbertson	2014	$899,964	$64,517	(2)	$215,160	$-	$128,249	$1,307,890
Chief Executive Officer (8)	2013	841,900	60,900	(3)	213,140	420,935	124,168	1,661,043
	2012	794,200	60,800	(4)	304,600	397,108	134,653	1,691,361

Kurt Cummings
Vice President,	2014	351,516	24,866	(2)	64,548	29,968	79,664	550,562
Chief Financial Officer,	2013	323,900	23,000	(3)	46,891	113,817	84,852	592,460
Treasurer and Secretary	2012	308,500	22,900	(4)	67,012	147,438	103,809	649,659

John Lawing	2014	321,570	21,124	(2)	75,306	23,865	70,566	512,431
Vice President,	2013	272,700	19,800	(3)	51,154	91,921	73,041	508,616
Chief Technology Officer (9)	2012	262,300	21,000	(4)	73,104	130,900	98,565	585,869

Peter Venuto	2014	311,760	23,058	(2)	53,790	18,697	69,939	477,244
Vice President	2013	296,800	22,200	(3)	53,285	73,208	77,988	523,481
of Sales	2012	285,300	22,000	(4)	76,150	121,254	114,965	619,669

Keith Thomas	2014	286,872	21,562	(2)	32,274	12,757	61,394	414,859
Vice President, President	2013	275,834	20,800	(3)	29,840	51,662	70,783	448,919
Kyocera Electronic Devices	2012	267,800	20,200	(4)	45,690	104,930	97,738	536,358

(1)	Includes amounts earned but deferred by the executive officer at his election, pursuant to the AVX Nonqualified Supplemental Retirement Plan, (the “Supplemental Plan”).

(2)

The amounts shown include 50% of a benefit payable in the summer of 2014 with respect to fiscal year 2014 in accordance with a determination by the Company’s Board of Directors to pay discretionary cash benefits to certain U.S. salaried employees of the Company in an amount equal to 8% of such employee’s 2013 calendar year eligible earnings. The remaining 50% of this benefit will be earned and paid in the summer of 2015, provided the officer is employed by the Company at that time. Amounts shown also include 50% of a discretionary cash benefit with respect to fiscal year 2013 that is payable in the summer of 2014, based on the officer’s continued employment with the Company at that time.

(3)

The amounts shown include 50% of a benefit paid in the summer of 2013 with respect to fiscal year 2013 in accordance with a determination by the Company’s Board of Directors to pay discretionary cash benefits to certain U.S. salaried employees of the Company in an amount equal to 8% of such employee’s 2012 calendar year eligible earnings. The remaining 50% of this benefit will be earned and paid in the summer of 2014, provided the officer is employed by the Company at that time. Amounts shown also include 50% of a discretionary cash benefit with respect to fiscal year 2012 that was paid in the summer of 2013, based on the officer’s continued employment with the Company at that time.

(4)

The amounts shown include 50% of a benefit paid in the summer of 2012 with respect to fiscal year 2012 in accordance with a determination by the Company’s Board of Directors to pay discretionary cash benefits to certain U.S. salaried employee of the Company in an amount equal to 8% of such employee’s 2011 calendar year eligible earnings. The remaining 50% of this benefit was paid in the summer of 2013, based on the officer’s continued employment with the Company at that time.  Amounts shown also include 50% of a discretionary cash benefit with respect to fiscal year 2011 that was paid in the summer of 2012, based on the officer’s continued employment with the Company at that time.

(5)

Reflects the aggregate grant date fair value of the options awarded during fiscal 2014, computed in accordance with FASB ASC Topic 718.  All stock options were granted pursuant to the 2004 Stock Option Plan.  The assumptions made in the valuation of stock options are set forth in Note 11 in the Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the fiscal year ended March 31, 2014.  No options have been forfeited by any of the Named Executive Officers.

(6)

Reflects for the Chief Executive Officer, 100%, and for all Named Executive Officers except the Chief Executive Officer, 75%, of the annual cash bonus award earned under the MIP determined based on the Company’s pre-tax financial performance and individual performance with respect to each fiscal year and for all Named Executive Officers except the Chief Executive Officer, 25% of the annual cash bonus award with respect to the previous fiscal year that was earned and paid in the current fiscal year, based on the officer’s continued employment with the Company at that time.  For the fiscal year ended March 31, 2014, the MIP pre-tax profit target of $152 million was exceeded and bonus awards have not yet been determined. For information regarding the MIP, see the narrative in the Compensation Discussion and Analysis in this Proxy Statement.

(7)

For the fiscal year ended March 31, 2014, reflects Company's contribution on behalf of the respective Named Executive Officers pursuant to the terms of the Supplemental Plan and the AVX Corporation Retirement Plan (the “Retirement Plan”) in the following amounts respectively:  John S. Gilbertson - $44,850 and $33,241; Peter Venuto - $21,311 and $32,947; Kurt Cummings - $30,296 and $33,067; John Lawing - $21,940 and $31,076; and Keith Thomas - $14,567 and $32,967.

The investments in the Supplemental Plan have no above-market or preferential earnings. See the Nonqualified Deferred Compensation table and related narrative herein for information related to the Supplemental Plan.

Also reflects the value of automobile allowances and Company contributions to group life, disability, or excess liability insurance programs, respectively, as follows for fiscal 2014:  John S. Gilbertson - $24,000 and $26,158; Peter Venuto - $10,200 and $5,481;  Keith Thomas - $10,200 and $3,660; Kurt Cummings - $12,000 and $4,301; and John Lawing - $12,000 and $5,550. The Company also provides the Named Executive Officers with certain medical benefits generally available to all salaried employees.

(8)	Mr. Gilbertson is a Named Executive Officer who also serves as a director. Mr. Gilbertson received no compensation for services as a director in any fiscal year presented.

(9)	Mr. Lawing was President and Chief Operating Officer from April 1, 2013 through April 1, 2014.

The following table sets forth information regarding grants of plan-based awards, including bonus opportunities under the MIP and options to acquire shares of Common Stock, granted to the Named Executive Officers during fiscal 2014.

Grants of Plan-Based Awards

Fiscal Year Ended March 31, 2014

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Number of Securities Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value of Option Awards
Name	Grant Date	Threshold ($)	0	Target ($)		Maximum ($)		(#) (3)	($) (4)	($)

John S. Gilbertson		449,929	(1)	899,859	(1)	1,349,789	(1)
	4/26/2013							100,000	11.25	215,160
Kurt Cummings		(2)		(2)		(2)
	4/26/2013							30,000	11.25	64,548
John Lawing		(2)		(2)		(2)
	4/26/2013							35,000	11.25	75,306
Peter Venuto		(2)		(2)		(2)
	4/26/2013							25,000	11.25	53,790
Keith Thomas		(2)		(2)		(2)
	4/26/2013							15,000	11.25	32,274

(1)

Reflects threshold, target and maximum payout opportunities under the MIP for the fiscal year ended March 31, 2014.  Mr. Gilbertson’s award is determined as a percentage of his salary (up to 150% of base salary) based on the Company’s achievement of pre-tax profit goals.  For information regarding the MIP, see the discussion in the Compensation Discussion and Analysis in this Proxy Statement.

(2)

The Named Executive Officers, other than Mr. Gilbertson, have the opportunity to share in a bonus pool that is established under the MIP and based on the Company’s achievement of pre-tax profit goals.  Individual bonus amounts for these Named Executive Officers are determined by the Chief Executive Officer based on a subjective evaluation of each executive’s annual performance.  The Company did not establish threshold, target and maximum bonus opportunities for these Named Executive Officers, and therefore no values are reported in this column. The MIP pre-tax profit target was exceeded for the fiscal year ended March 31, 2014 and bonus awards have not yet been determined.  For information regarding the MIP, see the discussion in the Compensation Discussion and Analysis in this Proxy Statement.

(3)

Reflects the number of options to purchase shares of AVX common stock awarded to each Named Executive Officer during the fiscal year ended March 31, 2014 under the Company’s 2004 Stock Option Plan.  The options vest as to 25% of the shares one year from the date of grant and as to 25% of the shares on each of the three succeeding anniversary dates, provided the officer continues to be employed by the Company or any of its subsidiaries.  There are no performance based conditions that are applicable to these options.

(4)	The exercise price is based on the closing market price on the grant date, as provided in the 2004 Stock Option Plan.

The following tables set forth information regarding unexercised options, both vested and unvested, for each Named Executive Officer outstanding at March 31, 2014.  The Named Executive Officers do not hold any stock awards.

Outstanding Equity Awards at Fiscal Year Ended March 31, 2014

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

John S. Gilbertson	5/14/2004	100,000	-	$ 14.46	5/14/2014
	5/6/2005	100,000	-	$ 11.30	5/6/2015
	6/23/2006	100,000	-	$ 15.28	6/23/2016
	5/8/2007	100,000	-	$ 17.88	5/8/2017
	5/15/2008	100,000	-	$ 13.15	5/15/2018
	5/15/2009	100,000	-	$ 9.60	5/15/2019
	6/14/2010	75,000	25,000	$ 13.70	6/14/2020
	6/24/2011	50,000	50,000	$ 14.58	6/24/2021
	5/17/2012	25,000	75,000	$ 10.90	5/17/2022
	4/26/2013	-	100,000	$ 11.25	4/26/2023

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Kurt Cummings	5/14/2004	10,000	-	$ 14.46	5/14/2014
	5/6/2005	10,000	-	$ 11.30	5/6/2015
	6/23/2006	15,000	-	$ 15.28	6/23/2016
	5/8/2007	15,000	-	$ 17.88	5/8/2017
	5/15/2008	15,000	-	$ 13.15	5/15/2018
	5/15/2009	18,000	-	$ 9.60	5/15/2019
	6/14/2010	15,000	5,000	$ 13.70	6/14/2020
	6/24/2011	11,000	11,000	$ 14.58	6/24/2021
	5/17/2012	5,500	16,500	$ 10.90	5/17/2022
	4/26/2013	-	30,000	$ 11.25	4/26/2023

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
John Lawing	5/14/2004	10,000	-	$ 14.46	5/14/2014
	5/6/2005	10,000	-	$ 11.30	5/6/2015
	6/23/2006	12,000	-	$ 15.28	6/23/2016
	5/8/2007	12,000	-	$ 17.88	5/8/2017
	5/15/2008	12,000	-	$ 13.15	5/15/2018
	5/15/2009	16,000	-	$ 9.60	5/15/2019
	6/14/2010	15,000	5,000	$ 13.70	6/14/2020
	6/24/2011	12,000	12,000	$ 14.58	6/24/2021
	5/17/2012	6,000	18,000	$ 10.90	5/17/2022
	4/26/2013	-	35,000	$ 11.25	4/26/2023

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Peter Venuto	5/14/2004	20,000	-	$ 14.46	5/14/2014
	6/23/2006	20,000	-	$ 15.28	6/23/2014
	5/8/2007	20,000	-	$ 17.88	5/8/2017
	5/15/2008	20,000	-	$ 13.15	5/15/2018
	5/15/2009	25,000	-	$ 9.60	5/15/2009
	6/14/2010	18,750	6,250	$ 13.70	6/14/2020
	6/24/2011	12,500	12,500	$ 14.58	6/24/2021
	5/17/2012	6,250	18,750	$ 10.90	5/17/2022
	4/26/2013	-	25,000	$ 11.25	4/26/2023

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Keith Thomas	6/23/2006	15,000	-	$ 15.28	6/23/2016
	5/8/2007	15,000	-	$ 17.88	5/8/2017
	5/15/2008	15,000	-	$ 13.15	5/15/2018
	6/14/2010	11,250	3,750	$ 13.70	6/14/2020
	6/24/2011	7,500	7,500	$ 14.58	6/24/2021
	5/17/2012	3,500	10,500	$ 10.90	5/17/2022
	4/26/2013	-	15,000	$ 11.25	4/26/2023

All option awards vest 25% on each of the first four anniversaries of the date of grant.

The following table and narrative provides information related to the Company’s Supplemental Plan for fiscal 2014.

Nonqualified Deferred Compensation

Fiscal Year Ended March 31, 2014

	Executive Contributions in FY 2014	Company Contributions in FY 2014	Aggregate Gains/(Losses) in FY 2014	Aggregate Withdrawals/ Distributions	Aggregate Balance at March 31, 2014
Name	($) (1)	($) (2)	($)	($)	($)
John S. Gilbertson	82,980	44,850	101,214	-	3,049,891
Kurt Cummings	14,672	30,296	52,265	-	850,626
John Lawing	12,978	21,940	2,658	-	422,956
Peter Venuto	12,222	21,311	42,797	-	586,840
Keith Thomas	10,789	14,567	92,737	-	805,061

(1)	The amounts in this column are included in the Salary and/or Bonus columns of the Summary Compensation Table.

(2)	The amounts in this column are included in the All Other Compensation column of the Summary Compensation Table.

Under the Supplemental Plan,  the participants select among the various investment options that are also currently available to employees of the Company participating in the Retirement Plan.  The value of the participants’ balance fluctuates based on the performance of the investments. The market value of the trust is included as an asset and a liability on the Company’s Consolidated Balance Sheet as of March 31, 2014 as disclosed  in the Annual Report on Form 10-K for the fiscal year ended March 31, 2014 because the trust’s assets are available to the Company’s general creditors in the event of the Company’s insolvency.

Additional Plan information is detailed as follows:

Deferred Compensation Contribution

A participant may elect to defer all or a portion of his eligible compensation otherwise payable by the Company to such participant.  The participant can choose to have his deferrals credited to his Retirement Account and/or an In-Service Account.  The deferred amount will be withheld from each paycheck throughout the year.

Company Matching Contribution

On an annual basis, the Company will match participant contributions equal to 100% of the first 3% of the amount that is deferred in the Plan.  To receive any matching contributions, a participant must have received the maximum matching contribution available under the AVX Retirement Plan.  A participant’s eligible compensation for the purposes of receiving a Company Matching Contribution in the Plan cannot exceed the annual dollar limit established by the Plan Administrator.

Non-discretionary Contribution

The Company will make an annual contribution equal to 5% of eligible compensation between $255,000 (i.e., the IRS Compensation Limit for 2013) and $600,000.

Discretionary Contribution

The Company may make an annual contribution between 0% - 5% of eligible compensation between $255,000 (i.e., the IRS Compensation Limit for 2013) and $600,000.  The contribution amount is subject to approval by the Company’s Board of Directors.

Vesting

Each participant shall be fully vested and have a non-forfeitable interest in his account.

Payment of Benefits

A participant’s Retirement Account balance shall be payable to the participant or beneficiary upon the earlier of such participant’s separation from service, disability or death in a lump-sum payment or in installments over a period not to exceed 10 years, as selected by the participant.  A participant’s In-Service Account balance will be paid to the participant in a single lump-sum on a date previously elected by the participant.

Potential Payments Upon Termination

The Company has an employment agreement with its Chief Executive Officer, Mr. Gilbertson.  The Company does not have any employment or severance agreements with the other Named Executive Officers.  The following discussion summarizes the value of payments and benefits that the Named Executive Officers would be entitled to receive assuming that a termination of employment under various circumstances had occurred on March 31, 2014.

In the event of a termination of employment due to death, disability or retirement, all outstanding stock options held by the Named Executive Officers would become fully vested.  The intrinsic value of the stock options that would become vested upon such termination (calculated based on the excess of the fair market value of the underlying shares as of March 31, 2014 over the exercise price of the options) is as follows:  Mr. Gilbertson, $364,000; Mr. Cummings, $95,520;  Mr. Lawing, $108,590; Mr. Venuto, $91,000; and Mr. Thomas, $52,890.  In the event of a termination of employment for any reason, the Named Executive Officers would be entitled to a payout of their vested balance under the Company’s Supplemental Plan, which amounts are reflected in the Nonqualified Deferred Compensation table.  In the event of the death of a Named Executive Officer while actively employed, the person’s spouse or estate would continue to receive that person’s base salary for the ensuing two years.  In addition, upon his retirement from the Company, Mr. Gilbertson would be entitled to receive payments during a two-year advisory period equal to his most recent base salary as a full-time employee.  Assuming Mr. Gilbertson had retired as of March 31, 2014, the sum of these payments would have been approximately $1,799,718.

Shareholder Proposals

If any shareholder intends to present a proposal to the Company for inclusion in its proxy statement relating to the annual meeting of shareholders expected to be held in July 2015 or wishes to recommend nominees to the Board, such proposal, in writing and addressed to the Corporate Secretary, must be received by the Company no later than February 6, 2015.

In general, in order to be considered timely under the Bylaws of the Company, shareholder proposals intended to be presented at an annual shareholders meeting, including proposals for the nomination of directors, must be received by the Company no earlier than April 24, 2015 and no later than May 25, 2015 (not earlier than 90 days nor later than 60 days prior  to the anniversary of the preceding year’s annual meeting of shareholders); provided, however, in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date then to be timely such notice must be received by the Company no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was made.

Proxy Solicitation

The entire cost of this solicitation will be borne by the Company, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of the Common Stock.  Solicitation will primarily be made by mail, but proxies may be solicited personally by the Company’s officers, directors or employees, by telephone or by facsimile.  The costs and expenditures in connection with the solicitation of security holders are only those normally expended for a solicitation for an election of Directors in the absence of a contest.

The Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments filed with or furnished to the SEC pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act are available free of charge on the Company’s website at www.avx.com as soon as reasonably practicable after being filed with the SEC.  To view the reports from the Company’s website, go to “Corporate Information,” then “Investor Relations,” then “SEC Filings.”

By order of the Board,

Kurt Cummings

Corporate Secretary

Appendix A

AVX Corporation

2014 Management Incentive Plan

1.  Purpose.  The Company wishes to provide for the award of annual incentive compensation to selected employees of the Company and its Subsidiaries if specified Performance Goals are achieved.  The general purpose of the Plan is to promote the interests of the Company’s shareholders by providing to selected employees incentives to continue and to increase their efforts with respect to, and remain in the employ of, the Company and its Subsidiaries.

2.  Administration.  The Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”), which shall be comprised of three or more persons, at least two of whom shall qualify as an “outside director” within the meaning of Section 162(m) of the Internal Revenue code of 1986, as amended.

Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to administer the Plan and to exercise all powers and authority either specifically granted to it under the Plan or necessary and advisable in the administration of the Plan, including without limitation the authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to grant Awards, to determine the terms, provisions and conditions of all Awards granted under the Plan (which need not be identical), the individuals to whom and the time or times when Awards shall be granted, and to make all other necessary or advisable determinations with respect to the Plan.  The determination of the Committee on such matters shall be conclusive.

3.  Participants.  The Committee shall from time to time select the Corporate Officers of the Company to whom Awards are to be granted, and who will, upon such grant, become participants in the Plan.

4. Performance Awards.

(a)  The Performance Goal(s) and Performance Period applicable to an Award shall be set forth in writing by the Committee no later than 90 days after the commencement of the Performance Period. The Committee shall have the discretion to later revise the Performance Goal(s) solely for the purpose of reducing or eliminating the amount of compensation otherwise payable upon attainment of the Performance Goal(s).

(b) In making an Award, the Committee, after taking into account the input from the Chief Executive Officer with respect to the other participants, may take into account a participant’s responsibility level, performance, cash compensation level, incentive compensation awards and such other considerations as it deems appropriate.    The amount paid out upon satisfying the Performance Goals shall not exceed 200% of the employee’s base salary determined on the date of grant of the Award, and in no event shall an employee receive payments under the Plan in connection with any one fiscal year which exceed $5.0 million.

5.  Employment.  Except as provided in the next sentence, an Award shall terminate, and the participant will forfeit all rights to such Award, if the participant does not remain continuously employed and in good standing with the Company until payment of such Award.  In the event of the termination of a participant’s employment prior to the end of a Performance Period by reason of the participant’s death, Incapacity or Retirement, the participant will receive a payment equal to the pro rata portion (based on the number of days worked during the Performance Period) of the Award, if any, that would otherwise be payable if the participant had continued employment through the end of the Performance Period. Such pro rata payment, if any, will be payable following the end of the Performance Period.

6.Payment of Awards.  Payment with respect to an Award will be distributed after the determination of any performance Award by the Committee.

With respect to the Chief Executive Officer, any Award will be paid within a reasonable period of time after the Committee’s determination, but no later than March 15 next following the end of the Performance Period for which an Award was earned.

With respect to participants other than the Chief Executive Officer, Awards will be paid in accordance with the following:

(i) 75% of the Award will be distributed within a reasonable period of time after the Committee’s determination, but no later than March 15 next following the end of the Performance Period for which the Award was earned; and

(ii) 25% of the Award will be distributed within thirty (30) days after the end of the fiscal year following the Performance Period for which the Award was earned, provided the participant was employed by the Company at the end of the fiscal year.

7.Nonexclusive Plan.  Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable and such arrangements may be either generally applicable or applicable only in specific cases.

8.Nonassignability.  No Awards may be transferred, alienated or assigned other than by will or by the laws of descent and distribution.

9.Amendment of Discontinuance.  The Plan may be amended or discontinued by the Committee without the approval of the Board.

10.Effect of Plan.  Neither the adoption of the Plan nor any action of the Board or Committee shall be deemed to give any officer or employee any right to continued employment or any other rights.

11.Effective Date of Plan.  The Plan shall take effect as of April 1, 2014.

12. Withholding. The company shall have the authority and the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, country and local taxes (including the participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan.

13.Definitions.  For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

(a)	“Award” means a cash incentive award made pursuant to this Plan.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Committee” means the Compensation Committee of the Board.

(d)	“Company” means AVX Corporation, a Delaware corporation.

(e)

"Incapacity" means any material physical, mental or other disability rendering the participant incapable of substantially performing his services hereunder that is not cured within 180 days of the first occurrence of such incapacity. In the event of any dispute between the Company and the participant as to whether the participant is incapacitated as defined herein, the determination of whether the participant is so incapacitated shall be made by an independent physician selected by the Company's Board of Directors and the decision of such physician shall be binding upon the Company and the participant.

(f)	“Performance Goal(s)” means the Profit Before Taxes target established by the Committee for a Performance Period.

(g)	“Performance Period” means the fiscal year of the Company or such other period of time as is designated by the Committee during which the Performance Goal(s) are measured.

(h)	“Plan” means this 2014 AVX Corporation Management Incentive Plan as amended from time to time.

(i)	“Profit Before Taxes” means income before special, unusual, restructuring or extraordinary items and taxes as reported in the Company’s consolidated financial statements.

(j)

“Retirement” means, with respect to any participant, the participant's retirement as an employee of the Company on or after reaching age 65, or as otherwise provided under a participant's terms of employment governed by a separate agreement.

(k)

“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.  The “Subsidiaries” means more than one of any such corporations.

Appendix B

AVX CORPORATION

2014 Restricted Stock UNIT PLAN

ARTICLE 1

PURPOSE

1.1GENERAL.  The purpose of the AVX Corporation 2014 Restricted Stock Unit Plan (the “Plan”) is to promote the success, and enhance the value, of AVX Corporation (the “Corporation”), by linking the personal interests of its employees and directors to those of Corporation shareholders and by providing such persons with an incentive for outstanding performance.  The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of employees and directors upon whose judgment, interest, and special effort the successful conduct of the Corporation's operation is largely dependent.  Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees and directors.

ARTICLE 2

EFFECTIVE DATE

2.1EFFECTIVE DATE.  The Plan shall be effective as of the date on which it is approved by the shareholders of the Corporation (the “Effective Date”).  In the discretion of the Committee, Awards may be made to Covered Employees which are intended to constitute qualified performance-based compensation under Code Section 162(m).

ARTICLE 3

DEFINITIONS

3.1DEFINITIONS.  When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context.  The following words and phrases shall have the following meanings:

(a)“Award” means any Restricted Stock Unit Award granted to a Participant under the Plan.

(b)“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c)“Board” means the Board of Directors of the Corporation.

(d)“Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Corporation or an affiliated company, provided, however that if there is no such employment agreement in which such term is defined, “Cause” shall mean any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the Corporation, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Corporation, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Corporation.

(e)“Change of Control” means and includes the occurrence of any one of the following events:

(i)  individuals who, at the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided,  however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest (as described in Rule 14a-11 under the 1934 Act (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

(ii)  any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided,  however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control of the Corporation by virtue of any of the following acquisitions: (A) any acquisition by a person who is on the Effective Date the beneficial owner of 25% or more of the outstanding Company Voting Securities, (B) an acquisition by the Corporation which reduces the number of Company Voting Securities outstanding and thereby results in any person acquiring beneficial ownership of more than 25% of the outstanding Company Voting Securities; provided,  that if after such acquisition by the Corporation such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Corporation shall then occur, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Parent or Subsidiary, (D) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, or (E) an acquisition pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)); or

(iii)  the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Corporation that requires the approval of the Corporation’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or the sale or other disposition of all or substantially all of the Corporation’s assets to an entity that is not an affiliate of the Corporation (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Corporation (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Corporation Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than (x) the Corporation, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of 25% or more of the outstanding Company Voting Securities) is the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)  approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(f)“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)“Committee” means the Compensation Committee of the Board.

(h)“Corporation” means AVX Corporation, a Delaware corporation.

(i)“Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(j)“Effective Date” has the meaning assigned such term in Section 2.1.

(k)“Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

(l)“Good Reason” for a Participant’s termination of employment shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Corporation or an affiliated company, provided, however that if there is no such employment agreement in which such term is defined, “Good Reason” shall mean any of the following acts by the employer without the consent of the Participant (in each case, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the employer promptly after receipt of notice thereof given by the Participant): (i) the assignment to the Participant of duties materially inconsistent with the Participant's position, authority, duties or responsibilities as in effect on the date the Award is granted, or (ii) a reduction by the employer in the Participant's base salary or benefits as in effect on the date the Award is granted, unless a similar reduction is made in salary and benefits of peer employees.

(m)“Incapacity” means any material physical, mental or other disability rendering the participant incapable of substantially performing his services hereunder that is not cured within 180 days of the first occurrence of such incapacity. In the event of any dispute between the Company and the participant as to whether the participant is incapacitated as defined herein, the determination of whether the participant is so incapacitated shall be made by an independent physician selected by the Company’s Board of Directors and the decision of such physician shall be binding upon the Company and the participant.

(n)“Parent” means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Corporation.

(o)“Participant” means a person who, as an employee or director of the Corporation or any Parent or Subsidiary, has been granted an Award under the Plan.

(p)“Plan” means the AVX Corporation 2014 Restricted Stock Unit Plan, as amended from time to time.

(q)“Restricted Stock Unit Award” means the right granted to a Participant under Article 7 to receive shares of Stock or the equivalent value in cash or other property if the Committee so provides in the future, which right is subject to certain restrictions and to risk of forfeiture.

(r)“Stock” means the $0.01 par value common stock of the Corporation and such other securities of the Corporation as may be substituted for Stock pursuant to Article 9.

(s)“Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

(t)“1933 Act” means the Securities Act of 1933, as amended from time to time.

(u)“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 4

ADMINISTRATION

4.1COMMITTEE.  The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board or, at the discretion of the Board from time to time, the Plan may be administered by the Board.  During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

4.2AUTHORITY OF COMMITTEE.  Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a)Designate Participants;

(b)Determine the type or types of Awards to be granted to each Participant;

(c)Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d)Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(e)Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(f)Determine whether, to what extent, and under what circumstances an Award may be settled in cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g)Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h)Decide all other matters that must be determined in connection with an Award;

(i)Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(j)Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

(k)Amend the Plan or any Award Agreement as provided herein.

4.3DECISIONS BINDING.  The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1NUMBER OF SHARES.  Subject to adjustment as provided in Section 9.1, the aggregate number of shares of Stock reserved and available for Awards shall be 3,000,000.

5.2LAPSED AWARDS.  To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued shares of Stock subject to the Award will be added back to the Plan share reserve and again be available for the grant of an Award under the Plan, and Awards settled in cash will be added back to the Plan share reserve and again be available for the grant of an Award under the Plan.

5.3STOCK DISTRIBUTED.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4LIMITATION ON AWARDS.  Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 9.1), the maximum number of Shares that may be subject to Awards granted to any one Participant during any 12-month period shall be 250,000.

ARTICLE 6

ELIGIBILITY

6.1GENERAL.  Awards may be granted only to individuals who are employees or directors of the Corporation.

ARTICLE 7

RESTRICTED STOCK UNIT AWARDS

7.1GRANT OF RESTRICTED STOCK UNITS.  The Committee is authorized to make Awards of Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee.  All Awards of Restricted Stock Units shall be evidenced by a Restricted Stock Unit Award Agreement.

7.2ISSUANCE AND RESTRICTIONS.  Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose.  These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the passage of time, satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Upon the lapse of such restrictions, or upon a future designated date following the lapse of such restrictions, the Restricted Stock Units will be converted to shares of Stock on a one for one basis (i.e., one Unit equals one share of Stock.)

7.3FORFEITURE.  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock Units that are at that time subject to restrictions or forfeiture conditions shall be forfeited; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock Units.

ARTICLE 8

PROVISIONS APPLICABLE TO AWARDS

8.1STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan.  If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award.  Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

8.2FORM OF PAYMENT FOR AWARDS.  Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Corporation or a Parent or Subsidiary on the grant of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

8.3LIMITS ON TRANSFER.  No right or interest of a Participant in any unvested Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Corporation or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Corporation or a Parent or Subsidiary.  No unvested Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan.

8.4BENEFICIARIES.  Notwithstanding Section 8.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee.  If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant's estate.  Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

8.5STOCK RESTRICTIONS.  All Stock issuable under the Plan shall be subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

8.6ACCELERATION UPON DEATH OR INCAPACITY.  Notwithstanding any other provision in the Plan or any Participant's Award Agreement to the contrary, upon the Participant's death or Incapacity during his employment or service as a director, all restrictions on his outstanding Awards shall lapse.

8.7ACCELERATION UPON A CHANGE IN CONTROL.  Except as otherwise provided in the Award Agreement, upon the occurrence of a Change in Control, all restrictions on outstanding Awards shall lapse.

8.8ACCELERATION FOR ANY OTHER REASON.  Regardless of whether an event has occurred as described in Sections 8.6 or 8.7, the Committee may in its sole discretion at any time determine that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare.  The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 8.8.

8.9 PERFORMANCE GOALS.  The Committee may determine that any Award granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Corporation or Subsidiary of a specified sales or pre-tax profit (excluding special, unusual, restructuring or extraordinary items) target result (b) the Corporation's stock price, (c) the Corporation’s total shareholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period, or (d) any combination of the goals set forth in (a) through (c) above.  If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder), and the Committee has the right for any reason to reduce (but not increase) the Award, notwithstanding the achievement of a specified goal.  Any payment of an Award granted with performance goals shall be conditioned on the written certification by the Committee in each case that the performance goals and any other material conditions were satisfied.

8.10TERMINATION OF EMPLOYMENT.  Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive.  A termination of employment shall not occur (i) in a circumstance in which a Participant transfers from the Corporation to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Corporation, or transfers from one Parent or Subsidiary to another Parent or Subsidiary, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Corporation or any Parent or Subsidiary.

ARTICLE 9

CHANGES IN CAPITAL STRUCTURE

9.1GENERAL.  In the event of a corporate transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards.  Action by the Committee may include: (i) adjustment of the number and kind of share which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; and (iii) any other adjustments that the Committee determines to be equitable.  Without limiting the foregoing, in the event a stock dividend or stock split is declared upon the Stock, the authorization limits under Section 5.1 and 5.4 shall be increased proportionately, and the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor.

ARTICLE 10

AMENDMENT, MODIFICATION AND TERMINATION

10.1AMENDMENT, MODIFICATION AND TERMINATION.  The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of shareholders of the Corporation if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

10.2AWARDS PREVIOUSLY GRANTED.  At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the value of such Award determined as if the Award had been vested, cashed in or otherwise settled on the date of such amendment or termination.  No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 11

GENERAL PROVISIONS

11.1NO RIGHTS TO AWARDS.  No Participant or any eligible participant shall have any claim to be granted any Award under the Plan, and neither the Corporation nor the Committee is obligated to treat Participants or eligible participants uniformly.

11.2NO STOCKHOLDER RIGHTS.  No Award gives the Participant any of the rights of a shareholder of the Corporation unless and until shares of Stock are in fact issued to such person in connection with such Award.

11.3WITHHOLDING.  The Corporation or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan.  With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award shares of Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

11.4NO RIGHT TO CONTINUED SERVICE.  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Corporation or any Parent or Subsidiary to terminate any Participant's employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Corporation or any Parent or Subsidiary.

l1.5UNFUNDED STATUS OF AWARDS.  The Plan is intended to be an "unfunded" plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Corporation or any Parent or Subsidiary.

11.6INDEMNIFICATION.  To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Corporation from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

11.7RELATIONSHIP TO OTHER BENEFITS.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Corporation or any Parent or Subsidiary unless provided otherwise in such other plan.

11.8EXPENSES.  The expenses of administering the Plan shall be borne by the Corporation or Subsidiaries.

11.9TITLES AND HEADINGS.  The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

11.10GENDER AND NUMBER.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

11.11FRACTIONAL SHARES.  No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

11.12GOVERNMENT AND OTHER REGULATIONS.  The obligation of the Corporation to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required.  The Corporation shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock issued in connection with the Plan.  The shares issued in connection with the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Corporation may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

11.13GOVERNING LAW.  To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

11.14ADDITIONAL PROVISIONS.  Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.

The foregoing is hereby acknowledged as being the AVX Corporation 2014 Restricted Stock Unit Plan as adopted by the Board on May 16, 2014, and approved by the shareholders on __________, 2014.

AVX CORPORATION

By:  __________________________

Its: ___________________________

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on July 23, 2014.

AVX CORPORATION

AVX CORPORATION

1 AVX BOULEVARD
FOUNTAIN INN, SC 29644

Meeting Information

Meeting Type: Annual Meeting
For holders as of: May 30, 2014
Date: July 23, 2014 **Time:** 10:00 A.M., EDT
Location: Warwick New York Hotel
65 West 54th Street
New York, NY 10019

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

M76399-P54316

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE, PROXY STATEMENT AND FORM OF PROXY FORM 10-K

How to View Online:
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request (you can also request copies of materials for future shareholder meetings using these methods):

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before July 9, 2014 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Directions to attend the annual meeting are available by calling the Warwick New York Hotel at (212) 247-2700.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M76400-P54316